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                                    EX-10
             Exhibit 10.5.2 Acura Dealer Sales & Service Agmt

                               EXHIBIT 10.5.2

                                    ACURA

                              AUTOMOBILE DEALER

                         SALES AND SERVICE AGREEMENT

PARAGRAPH A

      This is an agreement between the Acura Division, American Honda Motor Co., Inc. (American Honda) and Lithia BB, Inc. (Dealer) a(n) California Corporation doing business as Lithia Acura of Bakersfield. By this agreement, which is made and entered into at Torrance, California, effective the 2nd day of October, 1997. American Honda gives to Dealer the nonexclusive right to sell and service Acura Products at the Dealership
Location. It is the purpose of this Agreement, including the Acura Automobile Dealer Sales and Service Agreement Standard Provisions (Standard Provisions), which are incorporated herein by reference, to set forth the rights and obligations which Dealer will have as a retail seller of Acura Products. Achievement of the purposes of this Agreement is premised upon the mutual and continuing understanding and cooperation between American Honda and Dealer and the expressed intention of each to deal fairly with the consuming public.

      For consistency and clarity, terms which are used frequently in this Agreement have been defined in Article 12 of the Standard Provisions.

PARAGRAPH B

      American Honda grants to Dealer the nonexclusive right to buy Acura Products and to identify itself as an Acura dealer at the Dealership Location. Dealer assumes the obligations specified in this Agreement and agrees to sell and service effectively Acura Products within Dealer's Primary Market Area and to maintain premises satisfactory to American Honda.

PARAGRAPH C

      Dealer covenants and agrees that this Agreement is personal to Dealer, to the Dealer Owner, and to the Dealer Manager, and American Honda has entered into this Agreement based upon their particular qualifications and attributes and their continued ownership or participation in Dealership Operations. The parties therefore recognize that the ability of Dealer to perform this Agreement satisfactorily and the Agreement itself are both conditioned upon the continued active involvement in or ownership of Dealer by either:

      (1.)  the following person(s) in the percentage(s) shown:

                                                                     PERCENT OF
NAME                ADDRESS                 TITLE                    OWNERSHIP
Lithia Motors, Inc.                       Holding Company               100%

Sidney B. DeBoer    234 Vista             President/Secretary/Treasurer
                    Ashland, OR 97520

M.L. Dick Heimann   426 Roundelay Circle  Vice President
                    Medford, OR 97504


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            (2.) ______________________________________________________, an
individual personally owning an interest in Dealer of at least 25% and who has presented to American Honda a firm and binding contract giving to him the right and obligation of acquiring an ownership interest in Dealer in excess of 50% within five years of the commencement of Dealership Operations and being designated in that contract as Dealer operator.

PARAGRAPH D

      Dealer represents, and American Honda enters into this Agreement in reliance upon the representation, that Sidney B. DeBoer exercises the functions of Dealer Manager and is in complete charge of Dealership Operations with authority to make all decisions on behalf of Dealer with respect to Dealership Operations. Dealer agrees that there will be no change in Dealer Manager without the prior written approval of American Honda.

PARAGRAPH E

      American Honda has approved the following premise as the location(s) for the display of Acura Trademarks and for dealership Operations.

New Car Showroom              3201 Cattle Drive, Bakersfield, California 93313

Used Car Showroom             3201 Cattle Drive, Bakersfield, California 93313

Sales and General Offices     3201 Cattle Drive, Bakersfield, California 93313

Parts and Service Facilities  3201 Cattle Drive, Bakersfield, California 93313

PARAGRAPH F

      There shall be no voluntary change or involuntary change, direct or indirect, in the legal or beneficial ownership or executive power or responsibility of Dealer for the Dealership Operations, specified in Paragraphs C and D hereof, without the prior written approval of American Honda.

PARAGRAPH G

      Dealer agrees to maintain, solely with respect to the Dealership Operations, minimum net working capital of $228,242, minimum owner's equity of $270,482, and a line or lines of credit in the aggregate amount of $566.400 with banks or financial institutions approved by American Honda for use in connection with Dealer's purchases of and carrying of inventory of Acura Products, all or which American Honda and Dealer agree are required to enable Dealer to perform its obligations pursuant to this Agreement. If Dealer also carries on another business or sells other products, Dealer's total net working capital, owner's equity and lines of credit shall be increased by an appropriate amount.

PARAGRAPH H

      This  Agreement  is made for the  period  beginning  October 2, 1997 and ending November 30, 1997 unless sooner terminated. Continued dealings between American Honda and Dealer after the expiration of this Agreement


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shall not  constitute a renewal of this Agreement for a term, but rather shall be on a day-to-day basis, unless a new agreement or a renewal of this Agreement is fully executed by both parties.

PARAGRAPH I

      This Agreement may not be varied, modified or amended except by an instrument in writing, signed by duly authorized officers of the parties, referring specifically to this Agreement and the provision being modified, varied or amended.

PARAGRAPH J

      Neither this Agreement, nor any part thereof or interest therein, may be transferred or assigned by Dealer, directly or indirectly, voluntarily or by operation of law, without the prior written consent of American Honda.

Lithia BB, Inc.
dba LITHIA ACURA OF BAKERSFIELD              By  /s/Sidney B. DeBoer
-----------------------------------------        ------------------------------
      (Corporate or Firm Name)                              (Dealer)

ACURA DIVISION
AMERICAN HONDA MOTOR CO., INC.                              (Corporate Seal)

By  /s/Richard B. Thomas
    -------------------------------------
    Richard B. Thomas, Executive Vice President



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                        ADDENDUM TO ACURA AUTOMOBILE DEALER

                            SALES AND SERVICE AGREEMENT

            This Addendum (the "Addendum") dated October 2, 1997, is entered between Lithia BB, Inc. ("Dealer), a California corporation, with its principal place of business at 3201 Cattle Drive, Bakersfield, California 93313, and American Honda Motor Co., Inc. ("American Honda"), a California corporation, with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501.

      WHEREAS, Dealer and American Honda are entering into the Acura Automobile Dealer Sales and Service Agreement including the Standard Provisions (the "Dealer Agreement"), a copy of which is attached hereto, as of the date hereof; and

      WHEREAS, Dealer and American Honda have entered into the "Agreement between American Honda Motor Co., Inc. and Lithia Motors, Inc. et al." dated December 17, 1996 as amended by that certain "Amendment to Agreement between American Honda Motor Co., Inc. and Lithia Motors, Inc. et al.0 dated October 2, 1997 (collectively, the "Lithia Agreement); and

      WHEREAS, Dealer and American Honda desire that this Addendum and the Lithia Agreement be incorporated into and become part of the Dealer Agreement;

      NOW THEREFORE, in consideration of the mutual convenience set forth herein and in the Dealer Agreement and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Status of the Addendum. This Addendum is hereby incorporated into and is made part of the Dealer Agreement. The Dealer Agreement and this Addendum shall, when possible, be read as an integrated document; however, if there is any conflict between the terms of this Addendum and the Dealer Agreement, this Addendum shall govern.

      2. Incorporation of the Applicable Terms of the Lithia Agreement. Attached hereto as Schedule A is the Lithia Agreement. Dealer represents and warrants that it has read the Lithia Agreement and acknowledges that the Lithia Agreement includes provisions that pertain to Lithia's management, ownership, and right to acquire and transfer Acura dealerships and other matters. Dealer has executed the Lithia Agreement and agrees to be bound by all provisions of the Lithia- Agreement that are applicable to or affect it and/or the actions of a Honda and Acura dealership. Dealer and American Honda agree that the terms and conditions of the Lithia Agreement are hereby incorporated into and made part of the Dealer Agreement.

      3. Additional Terms. Dealer shall satisfy the following terms on a continuing basis during the term of the Dealer Agreement, as well as during any periods following any renewal or extension of the Dealer Agreement:

            a. Separate Legal Entity. Dealer shall be a separate legal entity, shall maintain and be subject to a separate motor vehicle license and shall maintain separate financial statements from any and all other dealerships, whether or not commonly owned. Consistent with American Honda policy, the name "Honda" or "Acura", as applicable, shall appear in the d/b/a of Dealer but not in the corporate name. Dealer agrees to provide a separate legal entity by October 1, 1998 and to bring the d/b/a name into compliance within 60 days from October 1, 1997.



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            b.    Public  Ownership  Policy.  Dealer hereby agrees to be bound by the terms of the American Honda Motor Co., Inc. Policy on the Public Ownership of Honda and Acura Dealerships (the "Policy"), a copy of which is appended to the Lithia Agreement as Schedule C.

            c. Transfers of Ownership Interests. Dealer hereby agrees that all transfers of ownership interests in Dealer, all limitations on who may own Dealer, any obligation to identify the ownership interests in Dealer, and any issues pertaining to future acquisitions of dealers by Dealer's owner shall be governed by the applicable provisions of the Lithia Agreement, including, without limitation, Article 2 and Schedule D, and Articles 1 and 8 and Schedule E, as amended, and that Dealer shall not object to American Honda's enforcement of any of the provisions thereof.

            d. Exclusive Facilities. As provided in Paragraph 3.1 of the Lithia Agreement, as amended, Dealer shall maintain separate, exclusive, freestanding Acura Dealership Operations that are in full and timely compliance with American Honda standards and guidelines relating to Acura Dealership Operations, facility design, functionality and capacity, and enhancements to American Honda's brand image, which standards and guidelines American Honda may reasonably modify from time to time, shall exclusively offer a full range of Acura Products and services and shall not offer competing products or services from its Dealership Premises. Dealer agrees to bring the currently non-exclusive Acura Dealership Operations in Bakersfield, California into compliance on or before October 1, 1998.

            e. Acura Exclusive Minimum Facility Requirements. The Dealership Premises shall provide the following Acura exclusive minimum square footage requirements, arranged in a manner conducive to the reasonable sales and service of Acura Automobiles, Acura Parts and accessories:

Building                                                    Facility Guide
Acura New Vehicle Sales Showroom and Sales Office            1,738 Sq. Ft.
General Office                                               1,067 Sq. Ft.
Acura Service Department                                     6,255 Sq. Ft.
Stall/Lifts                                                   10/2
Acura Parts and Accessories Department                       3,375 Sq. Ft.
Total Building                                              12,435 Sq. Ft.

Land
New Vehicle Display and Storage                             11,756 Sq. Ft.
Used Car Display and Storage                                 6,520 Sq. Ft.
Customer, Employee and Service Parking                       9,328 Sq. Ft.
Circulation and Landscaping                                 12,002 Sq. Ft.
Total Land                                                  39,606 Sq. Ft.
Total Land and Building                                     52,041 Sq. Ft.


     Dealer agrees to bring Dealership Premises into compliance with these facility requirements on or before October 1, 1998.



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            f.    Dealer   Manager.   Dealer   agrees   to  be  bound  by  the
provisions of Articles 4, 5, and 6 of the Lithia Agreement governing, by way of example, American Honda's right of approval of the Dealer Manager, the
authority  of  the  Dealer   Manager,   Dealer's   representation   in  dealer
organizations, and dealership personnel training, and to not object to enforcement of any of the provisions thereof or take actions contrary to the letter or spirit of these provisions.

            g. Enforcement of Rights. Dealer agrees that, in addition to the rights and remedies available to American Honda under the Dealer Agreement and this Addendum, American Honda may enforce its rights under the Lithia Agreement, as amended, against Dealer as if Dealer were a signatory thereto.

            h. American Honda Policies. American Honda has adopted certain policies which are attached to the Lithia Agreement as Schedule G. Dealer hereby agrees t o abide by these policies as attached thereto and as reasonably amended by American Honda from time to time, and other policies promulgated in the future by American Honda. In addition, American Honda has expressed a commitment to diversity in management and among employees. Dealer hereby agrees to adhere to that commitment by seeking to achieve diversity among its management personnel and employees.

            i. Minimum Capital Requirements. Dealer agrees that the Acura Dealership Operations shall meet American Honda's minimum capital requirements at all times. The minimum capital requirements shall be determined by American Honda from time to time and, as of the date hereof, shall be the amounts specified below:

                  o American Honda's current minimum working capital requirement is $228,242 for the Acura dealership at the Dealership Premises. The Acura dealership entity will be capitalized with not less than $270,482 in effective net worth.

                  o A wholesale line of credit is to be established and maintained by Dealer with a financial institution approved by American Honda for the exclusive purpose of purchasing and maintaining a representative inventory of new Acura Automobiles. The current minimum amount of such line is $566,400.

            j. Financial Statement Submission. Dealer agrees to continue to comply with American Honda's dealer financial requirements as specified in the Dealer Agreement. These specifically provide that Dealer will furnish a complete, timely and accurate financial statement on a monthly basis, electronically, on the form required by American Honda.

            k. Personnel Minimum Requirements. Dealer agrees to employ Acura service and parts staff which meets at all times the minimum service and parts training standards specified by American Honda for its authorized dealers and whose members are properly licensed.

            l.    Communications   Equipment.   Dealer   agrees   to   provide
appropriate data communications equipment, compatible with American Honda's specifications, which currently must accommodate AcuraLink 2000.

      4. No Guarantee of Financial Success. Dealer recognizes and acknowledges that American Honda's approval of Dealer's application and Dealership Premises does not in any way constitute a representation, assurance, or guarantee by American Honda that Dealer w@ill achieve any particular level of sales, operate at a profit, or realize any return on Dealer's investment.



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      5.    Automobile  Availability.  Dealer recognizes and acknowledges that
American Honda cannot and does not guarantee a specific number of new Acura Automobiles to be made available for resale by the Dealer. American Honda assumes no liability in the event of losses incurred during periods of unavailability, nor does unavailability excuse Dealer's performance.

      6. Compliance with and Impact of Applicable Laws. Dealer shall comply at Dealer's own expense with all applicable state and federal laws including those pertaining to vehicle dealerships. Dealer shall secure all licenses and permissions in accordance with such laws and bear all the cost related thereto.

      7. Assumption of Costs. Dealer will complete the above actions solely at Dealers own expense and without responsibility on the part of American Honda.

      8. Severability. If any provision of this Addendum should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Addendum will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of the Dealer Agreement, then it (they) will be deemed deleted from the Dealer Agreement in such jurisdiction, and in either case, the remainder of the Dealer Agreement will be valid and binding. Notwithstanding the foregoing, if, as a result of any provision of the Dealer Agreement
(including this Addendum) being held invalid or unenforceable, American Honda's ability to control the selection of the Dealer Owner, Executive Manager, or the Dealer Manager or to otherwise maintain its ability to exercise reasonable discretion over the selection of the actual individual who is managing Dealer is materially restricted beyond the terms of the Dealer Agreement or the Lithia Agreement, American Honda shall be permitted to invoke the repurchase provisions of Section 9.3 of the Lithia Agreement.

      IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

                                    LITHIA BB, INC.

                                    BY  /s/Sidney B. DeBoer
                                          AMERICAN HONDA MOTOR CO., INC.

                                    BY  /s/Richard B. Thomas
                                          Richard B.  Thomas,  Executive
                                          Vice President

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                                     SCHEDULE A



                                 "Agreement between

                           American Honda Motor Co., Inc.

                                        and

                            Lithia Motors, Inc. et al."

                              dated December 17, 1996

                                        and

                          "Amendment to Agreement between

                           American Honda Motor Co., Inc.

                                        and

                            Lithia Motors, Inc. et al."

                               dated October 2, 1997